Exhibit 4



                        VISTEON CORPORATION SAVINGS PLAN
                                       FOR
                                HOURLY EMPLOYEES

                            (Effective July 1, 2000)

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                        VISTEON CORPORATION SAVINGS PLAN
                              FOR HOURLY EMPLOYEES

          This Plan has been established by the Company to enable Employees to save and invest in a systematic manner and to provide them with an opportunity to become stockholders of the Company.

I.   Definitions

     As   hereinafter used:

     1. "Account" shall mean, as appropriate, any one of a Member's Pre-Tax Savings Account, After-Tax Savings Account, or any combination of such accounts.

     2. "After-Tax Savings Contributions" shall mean amounts contributed by an Employee to the Plan from the Employee's Wages, as provided in Section IV hereof.

     3. "After-Tax Savings Account" shall mean an Account of a Member under the Plan to which are credited After-Tax Contributions made by such Employee and Earnings thereon.

     4. "Bond Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with
          Section 3 of Section XIII hereof.

     5. "Bond Fund Units" shall mean the measure of a Member's interest in the Bond Fund as described in Section 3 of Section XIII hereof.

     6. "Cash Value of Assets" shall mean the value of the assets, expressed in dollars, in a Member's account under any investment election under the Plan or the total thereof, as the case may be, at the close of business on the date such cash value is to be determined.

     7. "Collective Bargaining Agreement" shall mean the collective bargaining agreement in effect between the Company and the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, UAW.

     8. "Committee" shall mean the Committee created by the Company pursuant to the provisions of Section XX hereof.

     9. "Common Stock Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with Section 2 of Section XIII hereof.


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     10.  "Common  Stock  Fund  Units"  shall  mean the  measure  of a  Member's interest in the Common Stock Fund as described in Section 2 of Section XIII hereof.

     11.  "Company" shall mean Visteon Corporation.

     12.  "Company Stock" shall mean common stock of the Company.

     13. "Composite Quotation Listing" shall mean a composite listing of market prices of securities supplied by a reputable financial statistical service selected by the Trustee, which listing includes the prices at which securities are traded on national securities exchanges located in the United States.

     14. "Current Market Value" shall mean, with reference to Company Stock, the closing market price on the New York Stock Exchange on the day in question or, if no sales were made on that date, at the closing market price on the next preceding day on which sales were made.

     15. "Earnings" with reference to Pre-Tax Savings Contributions and After-Tax Savings Contributions ,shall mean earnings resulting from the investment and any reinvestment of such contributions and any increment thereof and shall include interest, dividends and other distributions on such investments.

     16. "Employee" shall mean each person who is employed at an hourly rate by a Participating Company and is enrolled on the active employment rolls of such Participating Company maintained in the United States.

     17. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     18. "Member" shall mean and include (a) an Employee who shall have elected to participate in the Plan and, in the case of an Employee of a Participating Company, shall have filed a Pre-Tax Savings Election then outstanding under the Plan, and (b) a person who has assets under the Plan.

     19. "Participating Company" shall mean and include the Company and each Subsidiary of the Company that shall have elected to participate in the Plan with the consent of the Company. "Subsidiary of the Company" shall mean a domestic corporation not less than a majority of the voting stock of which is owned directly or indirectly by the Company.

     20. "Performance Bonus Payments" shall mean payments to Members pursuant to the applicable provisions of the Collective Bargaining Agreement.

     21. "Plan Year" shall mean the period beginning on July 1, 2000 and ending on December 31, 2000, and thereafter, the twelve-month period starting on the first day of the first pay period beginning in a calendar year and ending on December 31 of that year.


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     22.  "Pre-Tax  Savings Account" shall mean an account of a Member under the
          Plan to which are credited Pre-Tax Savings Contributions on behalf of such Employee and Earnings thereon.

     23. "Pre-Tax Savings Election" shall mean an agreement between an Employee and the Participating Company to have the Employee's wages or Profit
          Sharing Distributions reduced by an amount specified by the Employee and to have an amount equal to such reduction contributed by the Participating Company to the Plan on behalf of the Employee, pursuant to Section 401(k) of the Internal Revenue Code and Section IV hereof.

     24. "Pre-Tax Savings Contributions" shall mean amounts contributed by the Company to the Plan on behalf of an Employee, pursuant to a Pre-Tax Savings Election, as provided in Section IV hereof.

     25. "Profit Sharing Distributions" shall mean amounts distributed to hourly Employees under profit sharing plans of a Participating Company.

     26. "Subsidiary" or "Affiliate" shall mean (a) all corporations that are Members of a controlled group of corporations within the meaning of
          Section 1563(a) of the Internal Revenue Code (determined without regard to Section 1563(a)(4) and Section 1563(e)(3)(c) of the Internal Revenue Code) and of which the Company is then a member and (b) all trades or businesses, whether or not incorporated, that, under the regulations prescribed by the Secretary of the Treasury pursuant to
          Section 414(c) of the Internal Revenue Code, are then under common control with the Company.

     27. "Trustee" shall mean the trustee or trustees appointed by the Company pursuant to the provisions of Section XVI hereof.

     28. "Visteon Stock Fund" shall mean that portion of the trust fund under the Plan consisting of investments made by the Trustee in accordance with Section 1 of Section XIII hereof.

     29. "Visteon Stock Fund Units" shall mean the measure of a Member's interest in the Visteon Stock Fund as described in Section 1 of
          Section XIII hereof.

     30. "Wages" shall mean the regular base pay for straight time hours, including holiday pay and vacation pay (including the related excused absence allowance), and incentive pay, bereavement pay, jury duty pay, and short-term military duty pay, and the straight time portion of any overtime hours paid, up to a total of 40 hours in a week for all such payments, cost of living allowance applicable to the foregoing, and Performance Bonus Payments to which an Employee of a


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          Participating  Company  is  entitled  prior to  giving  effect  to any
          Pre-Tax Savings election. Performance Bonus Payments shall qualify as wages irrespective of the 40 hour maximum. "Wages" shall not include any other category of compensation (e.g., overtime premium pay,
          Saturday  and  Sunday  premium  pay,   cost-of-living   allowance  not
          applicable to the foregoing, call-in pay, shift premium pay, seven-day premium pay, holiday premium pay, grievance awards, moving allowances,
          supplemental   unemployment   benefit  payments  under  the  Company's
          Supplemental Unemployment Benefit Plan (including automatic short-week benefit payments), suggestion awards, tool allowances, apprentice
          training  incentives,   the  cost  to  the  Participating  Company  of
          providing Group Life Insurance and Survivor Income Benefit coverages in excess of $50,000 (or any other imputed income as may be designated by law), pension or retirement plan payments, any Christmas bonus, or any other special remuneration).

          In addition, wages for purposes of determining the amount of contributions that may be made to the Plan by Employees whose regularly scheduled hours are less than 40 hours as a result of the establishment of a three-shift operation at the discretion of the Company shall be determined by

          (i) multiplying the excess of 40 hours over the regularly scheduled hours by a rate equal to the sum of the regular straight-time rate and the applicable cost-of- living allowance and

          (ii) adding thereto straight-time pay and applicable cost- of-living allowance for hours worked, up to a total of 40 hours in a week for all such payments.

          The annual compensation of each Employee taken into account for determining all benefits provided under the Plan for any determination period shall not exceed the amount specified in Section 401(a)(17) of the Internal Revenue Code.

II.  Eligibility

     Except as hereinafter provided, each Employee of a Participating Company shall be eligible for membership in the Plan and to make After-Tax Savings Contributions and to have Pre-Tax Savings Contributions made to the Plan three months after such Employee's initial date of hire (eligibility date).

     The Company may in its discretion determine, in the event of the acquisition by a Participating Company (by purchase, merger or otherwise) of all or part of the assets of another corporation, that the service of a person as an Employee of such other corporation shall be included in ascertaining whether he or she has had such service as required above for eligibility, provided that he or she shall have become an Employee of a Participating Company in connection with such acquisition.


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

     Leased employees are not considered Employees and are therefore excluded from eligibility for membership in the Plan. The term "leased employee" includes any person (other than an Employee of the Company) who pursuant to an agreement between the Company and any other person ("leasing organization") has performed services for the Company (or for the Company and related persons determined in accordance with Section 414(n)(6) of the Internal Revenue Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the Company. For purposes of this Paragraph, the term Company shall include the Company and its Subsidiaries.

III. Membership

     Membership of any Employee in the Plan shall be entirely voluntary except as otherwise provided in Section XXVI hereof.

     An eligible Employee may elect membership in the Plan as of any pay period commencing after such Employee's eligibility date or as of the date of any Profit Sharing Distribution by delivering a notice of election to participate and a Pre-Tax Savings Election in accordance with Section IV hereunder.

     A newly-hired Employee of a Participating Company may elect membership in the Plan prior to the date on which such Employee would otherwise become eligible for membership in the Plan for the limited purpose of making a rollover contribution to the Plan as hereinafter provided.

IV.  Contributions

     1.   Pre-Tax Savings Contributions

          Each eligible Employee, by making a Pre-Tax Savings Election in such form and in such manner and at such time as the Committee may prescribe, may elect to have contributed to the Plan on his or her behalf

          (a) for each pay period, a Pre-Tax Savings Contribution in such amount as he or she may authorize at a rate of not less than one percent nor more than twenty-five (25) percent thereafter, in increments of one percent, of his or her Wages for such pay period, such amounts to be rounded down to the nearest full dollar, and

          (b) for each Profit Sharing Distribution, a Pre-Tax Savings Contribution in such amount as he or she may authorize at a rate of not less than one percent nor more than 100 percent, in increments of one percent, of such Profit Sharing Distribution.


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               Subject to the foregoing  provisions of this Section IV, the rate of Pre-Tax Savings Contributions with respect to Wages authorized by the Employee may be decreased, increased or stopped by him or her by delivering notice of such change in such form and in such manner and at such time as the Committee shall specify. If an
               Employee  shall  become   ineligible  to  have  Pre-Tax   Savings
               Contributions  made  to the  Plan,  his or  her  Pre-Tax  Savings
               Election  shall  terminate  forthwith.  If  the  Pre-Tax  Savings
               Election of an Employee shall terminate for any reason, the Employee thereafter may, subject to the eligibility provisions of the Plan, resume the making of Pre-Tax Savings Contributions to the Plan, as of the first day of any pay period by giving notice in such form and in such manner and at such time as the Committee shall specify.

               The Company shall contribute to the Plan each pay period, out of current or accumulated earnings and profits, an amount equal to the aggregate of the amounts of Pre-Tax Savings Contributions to be contributed by the Company on behalf of Employees pursuant to such Employees' elections with respect to such pay period.

          2.   After Tax Savings Contributions

               In lieu of all or part of the contributions an Employee may authorize in accordance with Section 1 of Section IV, an Employee may elect in the manner prescribed by the Committee to contribute an equivalent amount to the Plan on an after-tax basis. Such contributions shall be allocated to the Employee's After-Tax Savings Account.

               The Committee may require Employees of a Participating Company who elect to make After-Tax Savings Contributions to the Plan to contribute by payroll deductions or by such other method as the Committee may designate. If the Committee shall designate a method other than payroll deductions, the Committee shall adopt rules applying, as nearly as practicable, the provisions of this
               Section IV relating to payroll deductions to such method of making After-Tax Savings Contributions.

     3.   Limitation on Contributions

          (a)  Definitions. As hereinafter used in this Section IV:

               "Average Pre-Tax Savings Contribution Percentage" means the average of the Pre-Tax Savings Contribution percentages of the eligible Employees in a group.

               "Pre-Tax Savings Contribution Percentage" means the ratio (expressed as a percentage) of Pre-Tax Savings Contributions under the Plan on behalf of the eligible Employee for the year to the eligible Employee's compensation for the year. "Compensation" for this purpose means


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

               compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Pre-Tax Savings Contributions. The determination of the Pre-Tax Savings Contribution percentage and the treatment of Pre-Tax Savings Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Internal Revenue Code.

               The Pre-Tax Savings Contribution percentage for any eligible Employee who is a highly compensated Employee for the year and who is eligible to have Pre-Tax Savings Contributions allocated to his account under two or more plans described in Section 40l(a) of the Internal Revenue Code or arrangements described in
               Section 40l(k) of the Internal Revenue Code that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan.

               "Average After-Tax Contribution percentage" means the average of the After-Tax Savings Contribution percentages of the eligible Employee's in a group.

               "After-Tax Contribution percentage" means the ratio (expressed as a percentage) of After-Tax Savings Contributions under the Plan on behalf of the eligible Employee for the year to the eligible Employee's compensation for the year. "Compensation" for this purpose means compensation paid by the Company to the Employee during the year which is required to be reported as wages on the Employee's Form W-2, plus Pre-Tax Savings Contributions. The determination of the After-Tax Contribution percentage and the treatment of After-Tax Savings Contributions shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury pursuant to the Internal Revenue Code. The After-Tax Contribution Percentage for any eligible Employee who is a Highly compensated Employee for the year and who is eligible to make After-Tax Savings Contributions to his or her accounts under two or more plans described in Section 401(a) of the Internal Revenue Code or arrangements described in Section 401(m) of the Internal Revenue Code that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan.

               The  term"   highly   compensated   Employee"   includes   highly
               compensated   active  Employees  and  highly  compensated  former
               Employees.

               A highly compensated active Employee includes any Employee who performs service for the Company and who, (i) was a 5 percent owner at any time during the look-back year or determination year, which terms are defined below, or (ii) for the look-back year, received compensation from the Company in excess of $80,000 (as adjusted pursuant to the

               Internal Revenue Code) and, if the Company so elects for the look-back year, was in the top-paid group of Employees for such look-back year.

               For this purpose, the determination year shall be the Plan Year. The look-back year shall be the twelve-month period immediately preceding the determination year.

               A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Company during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

               The determination of who is a highly compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, and the compensation that is considered, will be made in accordance with Section 414 (q) of the Internal Revenue Code and the regulations thereunder. For this purpose, "compensation" shall mean compensation as defined in Section 415(c)(3) of the Internal revenue Code.

          (b)  Limits on Pre-Tax Savings Contributions

               The total amount of Pre-Tax Savings Contributions allowable under Pre-Tax Savings Elections for any Employee for any year beginning shall not exceed the lesser of the maximum allowed by Sections 401(a)(30) and 402(g) of the Internal Revenue Code as from time to time in effect or as provided by any successor provisions; or
               2) twenty-five (25) percent thereafter of the Employee's Wages for that year plus 100 percent of the Profit Sharing Distributions payable to the Employee during that year.

          (c) Limitations on Pre-Tax Savings Contributions Applicable to Highly Compensated Employees

               For each Employee who is a highly compensated Employee for the year the total amount of Pre-Tax Savings Contributions available shall not exceed the percent of the Employee's Wages and Profit Sharing Distributions for the year determined as follows. There first shall be determined, under the following table, an average allowable Pre-Tax savings percentage, for the eligible Employees who are not highly compensated Employees for the year as a group.


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

          If the average of the actual Pre-Tax Savings Contribution percentages of eligible Employees who are not highly compensated Employees for the preceding Plan Year (or if the Company elects in accordance with Section 401(k)(3)(A) of the Internal Revenue Code, including such changes in election as may be permitted by the Secretary of Treasury, the current Plan Year) is:

          The allowable average Pre-Tax Savings Contribution percentage for eligible Employees who are highly compensated Employees shall not exceed:

          (a)  2% or less

          (a) 2.0 times the average of the actual Pre-Tax savings percentages for eligible Employees who are not highly compensated Employees.

          (b)  over 2% but not more than 8%

          (b) 2.0 percentage points added to the average of the actual Pre-Tax savings percentages for eligible Employees who are not highly compensated Employees.

          (c)  more than 8%

          (c) 1.25 times the average of the Pre-Tax savings percentages for eligible Employees who are not highly compensated Employees or, in any case, such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of parts (a) and (b) of this limitation with respect to any highly compensated Employee.

          (d) Limitations on After-Tax Savings Contributions Applicable to Highly Compensated Employees.

               The After-Tax Contribution percentage for any eligible Employee who is a highly compensated Employee for the year shall be limited to the extent required under the following tables:

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                  After-Tax Contribution Percentage Limitation

          If the Average of the actual After-Tax Contribution percentages of eligible Employees who are not highly compensated Employees for the preceding Plan Year (or if the Company elects in accordance with Section 401(m)(2)(A) of the Internal Revenue Code, including such changes in election as may be permitted by the Secretary of Treasury, the current Plan Year) is:

          The allowable Average After-Tax- Contribution percentage for the current Plan Year for eligible Employees who are highly compensated Employees shall not exceed:


          (a)  2% or less

          (a) 2.0 times the average of the actual After-Tax Contribution percentages for eligible Employees who are not highly compensated Employees.

          (b)  over 2% but not more than 8%

          (b) 2.0 percentage points added to the average of the actual After-Tax Contribution percentages for eligible Employees who are not highly compensated Employees.

          (c)  more than 8%

          (c) 1.25 multiplied by the Average After-Tax Contribution percentage for eligible Employees who are not highly compensated Employees or, in any case, such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of parts (a) and (b) of this limitation with respect to any highly compensated Employee.


          (e)  Committee Actions to Limit Contributions

               The Committee shall, to the extent necessary to conform to the foregoing limitations, reduce the amounts of allowable After-Tax Savings Contributions and Tax Efficient Savings Contributions, respectively, for the year with respect to any or all eligible Employees who are highly compensated Employees. Any such reductions by the Committee shall be made in such manner as the Committee from time to time may prescribe. For purposes of this section, the Plan shall satisfy the requirements of Sections 401(k)(3) and 401(m) of the Code and Treas. Reg. Sections 1.401(k)-1(b) and 1.401(m)-1.

     4.   Return of Contributions in Excess of Limitations

          Subject to such regulations as the Committee from time to time may prescribe, a Member whose Pre-Tax Savings Contributions to this Plan and similar contributions to all other plans in which the Member is a participant exceed the limit of $7,000 multiplied by the cost-of-living adjustment factor prescribed by the Secretary of the Treasury for any year may request and receive return of such excess Pre-Tax Savings Contributions to this Plan for such year and Earnings thereon by submitting a request for return of such excess in this Plan to the Committee in such form as shall be acceptable to the Committee. Such amounts shall be returned to such Member no later than April l5 of the year following the year in which the contributions were made, to Members who submit such requests to the Committee no later than the immediately preceding March l.

          Pre-Tax Savings Contributions and Earnings thereon in excess of the limitations in this Section IV applicable to such contributions by Employees shall be returned to Members on whose behalf such contributions were made for the preceding Plan Year at such times and upon such terms as the Committee shall prescribe. Income on excess contributions shall be allocated in the same manner that income is allocated to Members' accounts during the Plan Year, and such method will be used consistently for all affected Members. Notwithstanding the foregoing provisions, excess Pre-Tax Savings Contributions and Earnings thereon shall be returned on the basis of the amount of contributions by or on behalf of Members as provided in Sections 401(k)(8)(C) of the Code.

     5.   Rollover Contributions

          A newly-hired Employee of a Participating Company who elects membership in the Plan in accordance with Section III may make a rollover contribution, as permitted under Section 402(a)(5) of the Internal Revenue Code, to the Plan in cash in an amount not exceeding the total amount of taxable proceeds distributed to such Employee by a similar qualified plan maintained by his or her immediately preceding former employer. The rollover contribution must be made by the Employee within 60 days following the receipt by the Employee of such distribution from such former employer's plan. Rollover contributions shall be invested in accordance with the provisions of Section VII as the Employee shall elect.

          A Member of the Plan who is reinstated following qualified military service, as defined in the Uniformed Services Employment and Reemployment Rights Act, may elect to have contributions made to the Plan from such Member's Wages paid following such qualified military service that shall be attributable to the period contributions were not otherwise permitted due to military service. Such additional contributions shall be based on the amount of Wages and Profit Sharing Distributions that the Member would have received but for military service and shall be subject to the provisions of the Plan in effect during the applicable period of military service. Such contributions shall be made during the period beginning upon reemployment following military service and ending at the lesser of (i) five years or (ii) the Member's period of military service multiplied by three. Such additional contributions shall not be taken into account in the year in which they are made for purposes of any limitation or requirement identified in Section 414(u)(1) of the Internal Revenue code provided, however, that such contributions, when added to contributions previously made, shall not exceed the applicable limits in effect during the period of military service if the Member had continued to be employed by the Company during such period. Further, payments on any loan or loans outstanding during the period of military service shall be extended for a period of time equal to the period of qualified military service.

     6.   Recovery of Contributions

          The Company may recover, without interest, the amount of its contributions made on account of a mistake in fact, provided that such recovery is made within one year after the date of such contribution. Any recovery by the Company of its contributions to the Plan shall not exceed the value at the time of recovery of assets acquired with the Company's contributions and Earnings thereon.

          In the even the deduction of the contribution made by the Company is disallowed under Section 404 of the Internal Revenue Code, such contribution (to the extent disallowed) must be returned to the Company within one year of the disallowance of the deduction.

V.   Member's Account in Trust Fund

     As soon as practicable after each pay period but in any event not later than 15 days after the month of payment of wages for such pay period, the Company shall pay to the Trustee (a) the Pre-Tax Savings and After-Tax Savings Contributions for such period, and (b) the amounts of payments by Members with respect to loans and interest thereon pursuant to Section XI hereof. Upon receipt of such payments by the Trustee, the aggregate amount of such payments (and earnings thereon, as from time to time received by the Trustee) shall be credited to the respective accounts of the Members, and the Trustee shall hold, invest and dispose of the same as provided in the Plan.

     The  corpus or income of the trust may not be  diverted  to or used for any
     purpose  other  than  the  exclusive   benefit  of  the  Members  or  their
     beneficiaries.

VI.  Vesting

     The assets credited to a Member's account shall be fully vested and no portion of such account shall be subject to forfeiture for any reason whatsoever.

VII. Member's Election as to Investment of Funds

     Pre-Tax Savings and After-Tax Savings Contributions made on behalf of a Member shall be invested as the Member shall elect in one or more of the Visteon Stock Fund, the Common Stock Fund, the Bond Fund, Fund any regulated investment companies (mutual funds) from time to time authorized by the Committee. provided that the amount contributed to any investment election shall be at least five percent of the amount contributed; contributions in excess of five percent shall be made in increments of one percent.

     A prospectus for any of the mutual funds shall be delivered promptly to any Employee upon request of such Employee.

     The Committee may in its discretion make additions to or deletions with respect to the number of additional mutual funds available for investment under the Plan.

     A Member's investment election hereunder shall be confirmed on his or her Confirmation Statement. Each investment election hereunder with respect to Wages shall remain in effect until changed by the Member, and may be changed effective for any pay period in respect of Pre-Tax Savings and After-Tax Savings Contributions made thereafter by delivering a notice in such form and in such manner and at such time as the Committee shall specify. Profit Sharing Distributions that Members elect to have contributed to the Plan shall be invested in accordance with a Member's election in effect with respect to weekly wages at the time Profit Sharing Distributions are contributed to the Plan or, if the Member does not have in effect such an election with respect to weekly wages, in accordance with the Member's latest election or, in the absence of any such election, in the Managed Income Portfolio II.

VIII. Transfer of Assets to Other Investment Elections

     Any Member may elect, at such times, in such manner, to such extent and with respect to such assets as the Committee from time to time may determine, to have the value of all or part of the assets invested in any investment election under the Plan in such Member's account transferred by being invested in such account in such other of the ways in which After-Tax Savings Contributions and Pre-Tax Savings Contributions may be invested pursuant to this Section VIII as the Member shall elect; provided, however, that:

     (a) a Member may make one (1) or more such transfer elections each business day;

     (b) a Member may make such transfer elections in either a dollar amount or a percentage of the amount invested in such investment election from which such transfer is elected, in increments of one percent, provided that the amount transferred is at least the greater of five percent of the value of the assets in the investment election from which transfer is elected or $250.00, or, if the amount invested in the investment election from which transfer is elected is less than $250.00, the entire value of the assets invested in the investment election from which transfer is elected; and

     (c) all such transfer elections shall be subject to such other regulations as the Committee may prescribe, which may specify, among other things, application procedures, minimum and maximum amounts that may be transferred, procedures for determining the value of assets, the subject of a transfer election and other matters which may include conditions or restrictions applicable to transfer elections.

IX.  Investment of Dividends, Interest, Etc.

     Cash dividends, interest, and the cash proceeds of any other distribution in respect of any investment funds available under this Plan, shall be invested in the respective Funds giving rise to the same; except that, all or a portion of cash dividends paid on Company Stock held in the Visteon Stock Fund shall be distributed in accordance with the provisions of
     Section X to Members who have elected to invest in the Visteon Stock Fund unless such Members elect not to receive such dividends. Cash dividends on Company Stock in the Visteon Stock Fund that are not distributed to Members shall be invested on behalf of the Members entitled thereto in the Visteon Stock Fund through the purchase of additional Visteon Stock Fund Units.

X.   Distribution of Assets

     Distribution of all assets in a Member's account shall be governed by the following provisions:

     1.   Termination of Employment

          In the case of a Member's termination of employment for any reason (whether voluntary or by discharge, with or without cause), the Cash Value of Assets in his or her account shall be delivered to the Member as soon as practicable after the earliest of

          (i) receipt of a request for distribution made by the Member at or after termination of employment in accordance with the provisions of Section XII,

          (ii) in the case of a Member who has terminated employment, attained age sixty-five (65), and requested a distribution of the Cash Value of Assets in his or her account, provided that the request for distribution is received by the end of the Plan Year in which the Member attains age sixty-five (65), the distribution shall be made no later than the 60th day after the close of the Plan Year in which such Member attains age sixty-five (65),

          (iii)attainment of age seventy and one half (70 1/2) in which event distribution of the Cash Value of Assets in his or her account shall begin not later than April 1 of the calendar year following the calendar year in which the Member attains age seventy and one half (70-1/2) and shall be made over a period of fifteen (15) years or, if the Member so elects, over the life of the Member or the lives of the Member and the Member's beneficiary under the Plan (including the Member's spouse) in accordance with Section 401(a)(9) of the Internal Revenue Code and with regulations prescribed by the Secretary of the Treasury thereunder and subject to such regulations as the Committee may prescribe, or

          (iv) at termination of employment if the value of the account is less than $5,000 (determined within 90 days after termination) and was less than $5,000 on the effective date of any prior withdrawal or distribution from such Member's account.

     2.   Dividends on Company Stock in the Visteon Stock Fund

          All or a portion of cash dividends paid on shares of Company Stock in the Visteon Stock Fund shall be distributed proportionately to Members who have assets in the Visteon Stock Fund on the dividend record date and do not reject such distribution. The amount of such dividends that shall be distributed to Members who do not reject distribution shall equal the lesser of (i) the total of such dividends, or (ii) the total amount of dividends paid on all shares held in the Visteon Stock Fund multiplied by the ratio of the number of Visteon Stock Fund units in the accounts of Members who do not reject such distribution to the number of Visteon Stock Fund units in the accounts of all Members, such determination to be made as of the dividend record date. The amount of such dividends that shall be distributed to each Member who has not rejected such distribution shall be equal to the total amount of dividends to be distributed multiplied by the ratio of the number of Visteon Stock Fund units in the account of such Member to the total number of Visteon Stock Fund units in the accounts of all Members who have not rejected such distribution, all determined as of the end of each business day that is a trading day of the New York Stock Exchange.

          The Committee shall from time to time determine the manner in which Members shall be provided an opportunity to reject distribution of Company Stock dividends or to change a prior election with respect to distribution.

          Distribution of such dividends shall be made as soon as practicable after receipt of such dividends by the Trustee.

          A Member to whom such dividends would otherwise be distributed may reject such distribution in such manner and at such time as the Committee shall determine.

     3.   Death of a Member

          In the event of death of a Member, distribution shall be made to such Member's beneficiaries hereunder as soon as practicable after notice of such Member's death is received by the Company.

          Notwithstanding the provisions of the immediately  preceding sentence,
          (a) if a Member's beneficiary is the Member's surviving spouse, if the Member has elected a distribution schedule which had commenced by the Member's date of death, the Member's account shall continue to be paid to the surviving spouse pursuant to such schedule or, at the spouse's election at any time, in a lump sum, and (b) if distribution of the Member's account has not commenced as of the Member's date of death, the surviving spouse shall, for purposes of the distribution requirements and options under the Plan, be deemed a Member; except that the surviving spouse shall be deemed to attain age seventy and one half (70-1/2) on the date the Member would have attained such age.

          Assets held for the benefit of an alternate payee pursuant to a qualified domestic relations order as defined by section 414(p) of the Internal Revenue Code of 1986 and section 206(d) of ERISA shall be distributed prior to the date on which assets would be distributed to a Member if such order so requires provided that such order requires distribution of all assets held for the benefit of such alternate payee.

     4.   Miscellaneous

          For purposes of any distribution of assets in a Member's account pursuant to this Section X, the Cash Value of Assets in his or her account shall be reduced by the balance of any loan made to such Member as provided in Section XI hereof and interest thereon that is unpaid at the effective date of such distribution. Subject to the provisions of Section XVII hereof, and subject to such regulations as the Committee from time to time may prescribe, a Member receiving a distribution pursuant to this Section X may direct the Trustee to make distribution of the Cash Value of Assets in such Member's Visteon Stock Fund account in the form of whole shares of Company Stock and cash for any fraction of a share, such distribution to be at a price per share equal to the current market value of Company Stock on the effective date of the distribution. The Member so directing the Trustee shall pay all applicable transfer taxes incident to the distribution of such shares by the Trustee, and the amount thereof may be deducted from the payment made by the Trustee to the Member.

          In the event that distribution to a Member or his or her beneficiary or beneficiaries cannot be made because the identity or location of such Member or such beneficiary or beneficiaries cannot be determined after reasonable efforts and if the assets in such Member's account for that reason remain undistributed for a period of one year, the Committee may direct that the assets in such Member's account shall be forfeited and all liability for the payment thereof shall terminate provided, however, that in the event that the identity or location of the Member or beneficiary is subsequently determined, the value of the assets in such Member's account at the date of forfeiture shall be paid by the Company to such person in a single sum. The value of the assets so forfeited shall be applied, as soon as practicable, to reimburse the Company for its expense in administering the Plan. For such purposes, the value of the assets in such Member's account shall be determined as of the date of the forfeiture.

     5.   Rollovers

          A Member who would otherwise receive a distribution may elect to have the Trustee transfer directly to an Individual Retirement Account ("IRA") of the Member or to another employer's plan in which the Member is a participant all or part of the assets included in the distribution, including Company Stock, except (i) a distribution required to be made to a Member who has attained age seventy and one half (70 1/2) to satisfy the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code, (ii) the portion of the distribution that constitutes a return of the Member's After-Tax Contributions, and (iii) a hardship withdrawal. Any transfer shall be subject to such regulations as the Committee from time to time may prescribe. The Member shall designate the IRA or other employer's plan to which assets are to be transferred and transfer shall be made subject to acceptance by the transferee plan or IRA.

     6. If the Committee shall find that any person to whom any payment is payable from the Plan is unable to care for this or her affairs because of illness, accident, or disability, or is a minor, any payment due may be paid to the spouse, child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative). In addition, the Committee may make distributions on behalf of minors to parties it deems appropriate under any Uniform Transfer to Minors Act. Any such payment shall be a complete discharge of the liabilities of the Plan therefor.

XI.  Borrowings   with  Respect  to  Assets   Attributable  to  Pre-Tax  Savings
     Contributions

     Subject to such regulations as the Committee from time to time may prescribe, a Member prior to termination of employment may apply for and receive a loan from the Plan provided that the aggregate of all such loans does not exceed the lesser of

          (i) fifty percent (50%) of the Cash Value of Assets at the time of any such loan in his or her account but not more than $50,000; or

          (ii) $50,000 reduced by the difference between such Member's highest loan balance under all plans of the Company and its subsidiaries during the previous 12 months (ending on the day before the effective date of such loan from the Plan) and such Member's loan balance on the effective date of such loan.

     The Member may designate the assets to be used to provide the amount of the loan or, if the Member so elects, such loan shall be made proportionately from each investment in such Member's account under the Plan. No loan of less than $1,000 shall be made. All loans from all plans of the Company and other Members of a group of employers described in Sections 414(b), 414(c), 414(m) and 414(o) of the Internal Revenue Code are aggregated for purposes of the above limitation in Paragraph (ii).

     All such loans shall (i) be available to all Members on a reasonably equivalent basis, (ii) be adequately secured and (iii) bear a reasonable rate of interest and be subject to such other requirements, including repayment terms, as the Committee from time to time may prescribe, provided, however, that (a) the entire amount of any such loan and all amounts of related interest must be repaid not later than 60 months or, in the case of a loan made for the Member to buy or construct the principal residence of the Member, 120 months (or, when permitted by law, such later date as the Committee may determine) after the month in which the loan is effective and (b) repayments shall be made by a Member from his or her wages by payroll deductions or in such other manner as the Committee may prescribe. In no event shall the repayment be made less frequently than once per calendar quarter. The Committee shall determine a rate of interest such that the Plan is provided with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Any loan to a Member shall be secured by such Member's interest in the Plan. All such requirements shall be applicable on a uniform and non-discriminatory basis to all Members who may apply for such loans.

     Amounts paid by a Member, including interest payments, with respect to any such loan shall be credited to a loan subaccount in such Member's account. Loan repayments, including interest, shall be invested in the latest investment elections made by the Member with respect to weekly contributions or, in the absence of such election, in the Managed Income Portfolio II until the Member elects to have such assets transferred.

XII. Withdrawal of Assets

     Prior to termination of employment a Member shall not be permitted to withdraw all or any portion of the Cash Value of Assets in the Member's account; provided, however, that such withdrawal shall be permitted (i) at any time after the Member shall have attained age fifty-nine and one half (59-1/2) or (ii) prior to attaining age fifty-nine and one half (59-1/2), if withdrawal (i) is made on account of an immediate and heavy financial need of the Member and (ii) is necessary to satisfy such financial need.

     At any time or from time to time prior to termination of employment, a Member may withdraw all or part of the Cash Value of Assets in his or her After-Tax Savings Account that are attributable to his or her After-Tax Savings Contributions and Earnings thereon.

     At any time after the Member shall have terminated employment or attained age fifty-nine and one half (59 1/2), a Member may elect to withdraw all or part of the Cash Value of Assets in such Member's account as the Member may specify. In addition, a Member may elect to make a systematic withdrawal of the Cash Value of Assets in such Member's account in monthly, quarterly, semi-annual or annual installments over such period of time as the Member shall specify. Each such installment shall be paid in an amount equal to the Cash Value of Assets in such Member's account at the effective date of each such installment multiplied by a fraction the numerator of which is one and the denominator of which is the number of installments remaining in the period specified by the Member. The cash value of each such installment in a systematic withdrawal shall be withdrawn proportionately from each of the investments which the Member has elected under the Plan at the effective date of each such installment. The effective date of each such installment shall be selected by the Committee and communicated to Members of the Plan. Such systematic withdrawals shall be subject to such further requirements as the Committee shall specify. In the event that the systematic withdrawals specified by the Member do not meet the minimum distribution requirements beginning at age seventy and one half (70 1/2) under section 401(a)(9) of the Internal Revenue Code as specified in
     Section X, then such additional amounts shall be distributed in accordance with the provisions of Section X as necessary to satisfy such minimum distribution requirements.

     An immediate and heavy financial need shall be deemed to exist if the requirements of Treasury Regulation section 1.401(k)-1(d)(2)(ii)(B) are met or if an expense of $500 or more is approved by the Committee as constituting an immediate and heavy financial need. A withdrawal will be deemed necessary to satisfy such financial need if (i) the withdrawal is not in excess of the immediate and heavy financial need; (ii) the Member has no other distribution or nontaxable loan privileges available from any plan maintained by the Company or its subsidiaries; (iii) the Member's contributions to the Company's savings plans are suspended for twelve months after the withdrawal; and (iv) the annual limit on Pre-Tax Savings Contributions in the taxable year of enrollment following the hardship withdrawal is reduced by the amount of Pre-Tax Savings Contributions made in the withdrawal year. Any withdrawal on account of financial hardship cannot exceed the dollar amount of Pre-Tax Savings Contributions made to the account of the Member, exclusive of Earnings thereon. Any such withdrawal of assets shall be made as of the date specified by the Committee in its determination of the existence of a financial hardship. The assets so withdrawn shall be delivered to the Member as soon as practicable after the effective date of the withdrawal.

     Subject to the provisions of Section XVII hereof, and subject to such regulations as the Committee from time to time may prescribe, a Member requesting any such withdrawal other than an installment under a systematic withdrawal, may direct the Trustee to make distribution of assets in such Member's Visteon Stock Fund account in the form of whole shares of Company Stock, and in cash for any fractional share, such distribution to be at a price per share equal to the current market value of Company Stock on the effective date of the withdrawal. The Member so directing the Trustee shall pay all applicable transfer taxes incident to the distribution of such shares by the Trustee, and the amount thereof may be deducted from the payment made by the Trustee to the Member.

     A Member who would otherwise request a withdrawal may elect to have the Trustee transfer directly to an Individual Retirement Account ("IRA") of the Member or to another employer's plan in which the Member is a participant all or part of the assets included in the withdrawal, including Company Stock, except (i) a withdrawal made after attainment of age seventy and one half (70 1/2) to satisfy the minimum distribution requirements under section 401(a)(9) of the Internal Revenue Code and (ii) the portion of the withdrawal that constitutes a return of the Member's After-Tax Contributions, and (iii) a hardship withdrawal. Any transfer shall be subject to such regulations as the Committee from time to time may prescribe. The Member shall designate the IRA or other employer's plan to which assets are to be transferred and transfer shall be made subject to acceptance by the transferee plan or IRA.

XIII.Visteon Stock Fund, Common Stock Fund, Bond Fund, Interest Income Fund, and Mutual Funds

     1.   Visteon Stock Fund

          The Trustee shall establish and administer the Visteon Stock Fund in accordance with the following:

          (a)  Investments

               For each Member who elects pursuant to Section VII to have Pre-Tax Savings Contributions and/or After-Tax Savings Contributions invested in the Visteon Stock Fund or for whom a transfer is made to the Visteon Stock Fund as provided in Section VIII hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

               Investments shall be made primarily in shares of Company Stock; a small portion shall be invested in short-term investments to provide liquidity for daily activity. It is expected that about one to two percent of the Fund will be held in short-term investments, but the percentage may be higher or lower, depending upon the expected liquidity requirements of the Fund.

               Investments of all or a portion of Visteon Stock Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Visteon Stock Fund.

          (b) Visteon Stock Fund Units Members shall have no ownership in any particular asset of the Visteon Stock Fund. The Trustee shall be the sole owner of all Visteon Stock Fund assets. Proportionate interests in the Visteon Stock Fund shall be expressed in Visteon Stock Fund Units. All Visteon Stock Fund Units shall be of equal value and no Visteon Stock Fund Unit shall have priority or preference over any other. Visteon Stock Fund Units shall be credited by the Trustee to accounts of Members as of each valuation date.

          (c)  Visteon Stock Fund Unit Prices

               The term "Visteon Stock Fund Unit Price," as used herein, shall mean the value in money of an individual Visteon Stock Fund Unit expressed to the nearest cent. The Visteon Stock Fund Unit Price shall be initially determined by dividing the market value of shares of Company Stock and cash received by the Trustee for investment in the Visteon Stock Fund by the initial number of units. Thereafter, the Visteon Stock Fund Unit Price shall be redetermined at the end of each business day that is a trading day of the New York Stock Exchange. The Visteon Stock Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Visteon Stock Fund on such business day by the number of Visteon Stock Fund Units outstanding on such business day. Visteon Stock Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to

               Members' accounts effective as of any such business day. Net asset value of the Visteon Stock Fund shall be computed as follows:

               (i) Company Stock shall be valued at the closing price on the New York Stock Exchange on such business day, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made.

               (ii) All other assets of the Visteon  Stock Fund,  including  any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

               (iii)Visteon Stock Fund Units credited to Members'  accounts with respect to After-Tax Savings Contributions and Pre-Tax Savings Contributions made during any month shall be credited at the Visteon Stock Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee. Visteon Stock Fund Units withdrawn or distributed shall be valued at the Visteon Stock Fund Unit Price at the close of business on the day coinciding with the effective date of such withdrawal or distribution.

               (iv) Investment transactions,  income and any expenses chargeable to the Visteon Stock Fund will be accounted for on an accrual basis.

          (d)  Distribution and Withdrawal From Visteon Stock Fund

               The Cash Value of Assets in the Visteon Stock Fund shall be distributed to Members or may be withdrawn by Members only in accordance with Sections X and XII hereof. All distributions and withdrawals shall be in cash, except that a Member making a withdrawal or receiving a distribution may direct the Trustee to make such withdrawal or distribution in the form of whole shares of Company Stock, based on the closing price on the New York Stock Exchange on the effective date of such withdrawal or distribution.

          (e)  Registered Name

               Securities held in the Visteon Stock Fund may be registered in the name of the Trustee or its nominee.

          (f)  Commissions Charged to the Plan

               No commission shall be charged to the Plan or any trust under the Plan in connection with any acquisition by the Plan of Company Stock from the Company, whether by cash purchase, exchange, conversion or otherwise.

     2.   Common Stock Fund

          The Trustee shall establish and administer the Common Stock Fund in accordance with the following:

          (a) InvestmentsInvestments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the publicly traded Company Stocks (i) of the 500 corporations included in Standard and Poor's 500 Index and (ii) of the corporations having capitalizations of at least $100 million as publicly reported from time to time and not included in the Standard and Poor's 500 Index. Assets shall be invested in the Company Stock of each of such corporations in the same percentage weighting as the capitalization of such corporation is as a percentage of the total of the capitalizations of all of such corporations.

               Investments of all or a portion of Common Stock Fund assets may be made in any common, collective or commingled fund when, in the opinion of the Trustee, such investments are consistent with the objective of the Common Stock Fund. A portion of the funds of the Common Stock Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded Company Stocks may be selected by the Company for investments of Common Stock Fund assets in the event Standard and Poor's Corporation discontinues its 500 Index or for other reasons.

          (b)  Common Stock Fund Units

               Members shall have no ownership in any particular asset of the Common Stock Fund. The Trustee shall be the sole owner of all Common Stock Fund assets. Proportionate interests in the Common Stock Fund shall be expressed in Common Stock Fund Units. All Common Stock Fund Units shall be of equal value and no Common Stock Fund Unit shall have priority or preference over any other. Common Stock Fund Units shall be credited by the Trustee to accounts of Members as of such valuation date.

          (c)  Common Stock Fund Unit Prices

               The term "Common Stock Fund Unit Price," as used herein, shall mean the value in money of an individual Common Stock Fund Unit expressed to the nearest cent. The initial Common Stock Fund Unit Price will be determined by dividing the total amounts received by the Trustee for investment in the Common Stock Fund by the initial number of Common Stock Fund Units. Thereafter, the Common Stock Unit Price shall be redetermined at the end of each business day that is a trading day on the New York Stock Exchange. The Common Stock Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Common Stock Fund on such business day by the number of Common Stock Fund Units outstanding on such business day. Common Stock Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to Members' accounts effective as of any such business day. Net asset value of the Common Stock Fund shall be computed as follows:

               (i) Securities listed on a national stock exchange shall be valued at the closing price on the valuation date, or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made, in either case as reported on the primary exchange.

               (ii) Securities traded only in over-the-counter  markets shall be valued at the mean of the closing bid and asked prices as listed in a publication or publications selected by the Trustee for the valuation date, or the next preceding day for which such prices are available, if not available for the valuation date.

               (iii)All other  assets of the Common  Stock Fund,  including  any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

               (iv) Common Stock Fund Units  credited to Members'  accounts with respect to Pre-Tax Savings Contributions made during any month shall be credited at the Common Stock Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee. Common Stock Fund Units withdrawn or distributed shall be valued at the Common Stock Fund Unit Price at the close of business on the day coinciding with the effective date of such withdrawal or distribution.

               (v) Investment transactions, income and any expenses chargeable to the Common Stock Fund will be accounted for on an accrual basis.

          (d)  Distribution and Withdrawal From Common Stock Fund

               The Cash Value of Assets in the Common Stock Fund shall be distributed to Members or may be withdrawn by Members only in accordance with Sections X and XII hereof. All distributions and withdrawals shall be only in cash.

          (e)  Voting Stock

               The Trustee shall be entitled, itself or by proxy, to vote in its discretion all shares of voting stock in the Common Stock Fund.

          (f)  Registered Name

               Securities held in the Common Stock Fund may be registered in the name of the Trustee or its nominee.

     3.   Bond Fund

          The Trustee shall establish and administer the Bond Fund in accordance with the following:

          (a)  Investments

               For each Member who elects pursuant to Section VII to have Pre-Tax Savings Contributions and/or After-Tax Savings Contributions invested in the Bond Fund or for whom a transfer is made to the Bond Fund as provided in Section VIII hereof, the Trustee shall invest the sums so to be invested or transferred in accordance with instructions of a person, company, corporation or other organization appointed by the Company. The Trustee may be appointed for such purpose.

               Investments shall be made with the objective of providing investment results that closely correspond to the price and yield performance of the Lehman Brothers Aggregate Index (the "Lehman Aggregate Index"). Assets shall be invested in a portfolio of the Treasury notes and bonds, corporate notes and bonds and mortgage-backed securities and other securities that, in the aggregate, typify the securities that are included in the Lehman Aggregate Index. Investments of all or a portion of Bond Fund assets may be made in any common, collective or commingled fund maintained by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Fund when, in the opinion of the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Fund, such investments are consistent with the objective of the Bond Fund. To the extent that assets are so invested, they shall be subject to the terms and conditions of the Declaration of Trust of such common, collective or commingled fund, as amended from time to time. A portion of the funds of the Bond Fund may be held in cash or invested in short-term obligations when deemed advisable by the Trustee or the person, company, corporation or other organization appointed by the Company to manage all or a portion of the Bond Fund. Securities may be sold without regard to the length of time they have been held. A different market index of publicly traded fixed income securities may be selected by the Company for investments of Bond Fund assets in the event the Lehman Aggregate Index is discontinued or for other reasons.

          (b)  Bond Fund Units

               Members shall have no ownership in any particular asset of the Bond Fund. The Trustee shall be the sole owner of all Bond Fund assets. Proportionate interests in the Bond Fund shall be expressed in Bond Fund Units. All Bond Fund Units shall be of equal value and no Bond Fund Unit shall have priority or preference over any other. Bond Fund Units shall be credited by the Trustee to accounts of Members as of each valuation date.

          (c)  Bond Fund Unit Prices

               The term "Bond Fund Unit Price," as used herein, shall mean the value in money of an individual Bond Fund Unit expressed to the nearest cent. The Bond Fund Unit Price as of January 31, 1994 was determined by the Committee. The number of Bond Fund Units as of January 31, 1994 was determined by dividing the total amounts received by the Trustee pursuant to Sections VII and VIII hereof for investment in the Bond Fund for the month of January, 1994 by such Bond Fund Unit Price. Thereafter, the Bond Fund Unit Price shall be redetermined each business day that is a trading day on the New York Stock Exchange. The Bond Fund Unit Price for each such business day shall be determined by dividing the net asset value of the Bond Fund on such business day by the number of Bond Fund Units outstanding on such business day. Bond Fund Unit Prices shall be determined before giving effect to any distribution or withdrawal and before crediting contributions to Members' accounts effective as of any such business day. Net asset value of the Bond Fund shall be computed as follows:

               (i) All assets of the Bond Fund, including any interest in a common, collective or commingled fund, shall be valued at the fair market value as of the close of business on the valuation date. Fair market value shall be determined by the Trustee in the reasonable exercise of its discretion, taking into account values supplied by a generally accepted pricing or quotation service or quotations furnished by one or more reputable sources, such as securities dealers, brokers, or investment bankers, values of comparable property, appraisals or other relevant information and, in the case of a common, collective or commingled fund, fair market value shall be the unit value of such fund for a date the same as the valuation date, or as close thereto as practicable.

               (ii) Bond Fund Units  credited to Members'  accounts with respect to Pre-Tax Savings Contributions made during any month shall be credited at the Bond Fund Unit Price determined as of the close of business on the day that such contributions are received by the Trustee. Bond Fund Units withdrawn or distributed shall be valued at the Bond Fund Unit Price at the close of business on the day coinciding with the effective date of such withdrawal or distribution.

               (iii)Investment transactions,  income and any expenses chargeable to the Bond Fund will be accounted for on an accrual basis.

          (d)  Distribution and Withdrawal From Bond Fund

               The Cash Value of Assets in the Bond Fund shall be distributed to Members or may be withdrawn by Members only in accordance with Sections X and XII hereof. All distributions and withdrawals shall be only in cash.

          (e)  Registered Name

               Securities held in the Bond Fund may be registered in the name of the Trustee or its nominee.

     4.   Mutual Funds

          Each of the Mutual Funds offered as an investment election under the Plan shall be described in a prospectus for each such Mutual Fund and each such prospectus shall be provided to each Member of the Plan who requests such prospectus.

XIV. Member's Quarterly Statement

     As soon as practicable after the end of each calendar quarter of each year, there shall be furnished to each Member a statement as of the end of each such quarter of such year of the cash value of each of the investments in his or her account, the contributions made on behalf of such Member during the preceding calendar quarter, the investment elections with respect to such contributions, and such additional information as the Committee shall determine. Such statements shall be deemed to have been accepted by the Member and his or her beneficiaries designated hereunder as correct unless written notice to the contrary shall be received as the Company shall specify on such statement within 30 days after the mailing of such statement to the Member.

XV.  Notices, etc.

     All notices, statements and other communications from the Trustee or a Participating Company to an Employee, Member or designated beneficiary required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed by first-class mail, postage prepaid and addressed to) the Employee, Member or beneficiary at his or her address last appearing on the books of such Participating Company or, in the case of an Employee, delivered to the Employee at his or her normal work station.

     All notices, instructions and other communications from an Employee or Member to the Company or Trustee required or permitted hereunder (including, without limitation, authorizations, Pre-Tax Savings agreements and terminations thereof, investment and other elections, requests for withdrawal or loans and designations of beneficiaries and revocations and changes thereof) shall be made in such form and such manner from time to time prescribed therefor by the Committee.

     From time to time as necessary to facilitate the administration of the Plan and the trust created thereunder, the Company, the Trustee and the Committee shall deliver to each other copies or consolidations of such notices, instructions or other communications in respect of the Plan or such trust as it may receive from Employees, Members or beneficiaries.

XVI. Trustee

     The Company shall appoint one or more individuals or corporations to act as Trustee under the Plan, and at any time may remove the Trustee and appoint a successor Trustee. The Company may, without reference to or action by any Employee, Member or beneficiary or any other Participating Company, enter into such Trust Agreement with the Trustee and from time to time enter into such further agreements with the Trustee or other parties, make such amendments to such Trust Agreement or further agreements and take such other steps and execute such other instruments as the Company in its sole discretion may deem necessary or desirable to carry the Plan into effect or to facilitate its administration.

     The Trustee and the Company may by mutual agreement in writing arrange for the delegation by the Trustee to the Committee of any of the functions of the Trustee, except the custody of assets, the voting of Company Stock held by the Trustee and the purchase and sale or redemption of securities.

     The Trustee shall agree that all information concerning a Member's investment in the Plan, exchanges in or out of the investment elections, or the voting of shares of stock represented by a Member's proportionate interest in the Visteon Stock Fund or any other investment under the Plan shall not be disclosed to any party except to the extent necessary to administer the Plan or as required by law. The Committee shall be responsible for ensuring that the provisions of this Paragraph are complied with and shall have the authority to determine, in good faith, when and to what extent disclosure shall be necessary in administering the Plan.

XVII. Purchases of Securities by the Trustee

     Pre-Tax Savings and After-Tax Savings Contributions and Earnings thereon in the accounts of Members shall be invested by the Trustee as soon as practicable after receipt thereof by the Trustee.

     The shares of Company Stock from time to time required for purposes of the Plan shall be purchased by the Trustee from the Company, or from such other person or corporation, on such stock exchange or in such other manner, as the Company by action of its Board of Directors or any committee or person designated by the Board of Directors, from time to time in its sole discretion may designate or prescribe; provided, however, that except as required by any such designation by the Board of Directors, such shares shall be purchased by the Trustee from such source and in such manner as the Trustee from time to time in its sole discretion may determine. Any shares so purchased from the Company may be either treasury stock or newly-issued stock, and shall be purchased at a price per share equal to the closing price on the New York Stock Exchange on the date of purchase.

     Anything herein to the contrary notwithstanding, the Trustee shall not invest any of the funds in the Visteon Stock Fund in any shares of Company Stock, unless at the time of purchase thereof by the Trustee such shares shall be listed on the New York Stock Exchange.

     The shares of Company Stock held by the Trustee under the Plan shall be registered in the name of the Trustee or its nominee, but shall not be voted by the Trustee or such nominee except as provided in Section XVIII hereof.

     In the event that any option, right or warrant shall be received by the Trustee on Company Stock, the Trustee shall sell the same, at public or private sale and at such price and upon such other terms as it may determine, unless the Committee shall determine that such option, right or warrant should be exercised, in which case the Trustee shall exercise the same upon such terms and conditions as the Committee may prescribe.

XVIII. Voting of Company Stock

     The Trustee, itself or by its nominee, shall be entitled to vote, and shall vote, shares of Company Stock represented by the proportionate interests in the accounts of Members in the Visteon Stock Fund or otherwise held by the Trustee under the Plan as follows:

     1. The Company shall adopt reasonable measures to notify the Member of the date and purposes of each meeting of stockholders of the Company at which holders of shares of Company Stock shall be entitled to vote, and to request instructions from the Member to the Trustee as to the voting at such meeting of full shares of Company Stock and fractions thereof represented by the proportionate interest in the Visteon Stock Fund account of the Member.

     2. In each case, the Trustee, itself or by proxy, shall vote full shares of Company Stock and fractions thereof represented by the proportionate interest in the Visteon Stock Fund account of the Member in accordance with the instructions of the Member.

     3. If prior to the time of such meeting of stockholders the Trustee shall not have received instructions from the Member in respect of any shares of Company Stock represented by the proportionate interest in the Visteon Stock Fund account of the Member, the Trustee shall vote thereat such shares proportionately in the same manner as the Trustee votes thereat the aggregate of all shares of Company Stock with respect to which the Trustee has received instructions from Members.

XIX. Cash Adjustments on Account of Fractional Interests in Securities

     Any fractional interest in a share of Company Stock shall not be subject to distribution or withdrawal. Settlement for any fractional interest in such security, upon distribution or withdrawal thereof, shall be made in cash based on the current market value or any applicable current redemption value of such security, as of the date of distribution or withdrawal, as the case may be.

XX.  Operation and Administration

     Pursuant to ERISA, the Company shall be the sole named fiduciary with respect to the Plan and shall have authority to control and manage the operation and administration of the Plan.

     The Vice President-Human Resources, the Vice President and Treasurer and the Vice President-General Counsel and Secretary shall have the authority, on behalf of the Company, to appoint and remove trustees under the Plan, to approve policies relating to the allocation of contributions and the distribution of assets among trustees, and to approve Plan amendments other than Plan amendments relating to the offering of Company Stock as an investment election which amendments shall be made by the Board of Directors.

     The Vice President and Treasurer shall be authorized on behalf of the Company to contract with the trustees under the Plan and to determine the form and terms of the trust agreements, to allocate contributions and distribute assets among trustees, and to appoint an auditor under the Plan, and shall have authority to designate other persons to carry out specific responsibilities in connection therewith; provided, however, that such actions shall be consistent with ERISA, the policy of the Board of Directors and officers designated in the preceding Paragraph and the Plan.

     Except as otherwise provided in this Section XX or elsewhere in the Plan, the Vice President-Human Resources and the Vice President and Treasurer are designated to carry out the Company's responsibilities with respect to the Plan, including, without limitation, appointment and removal of Members of the Committee and determination of prior service for eligibility purposes under the Plan in the event of acquisition by a Participating Company (by purchase, merger, or otherwise) of all or part of the assets of another corporation. The Vice President-Human Resources and the Vice President and Treasurer may allocate responsibilities between themselves and may designate other persons to carry out specific responsibilities on behalf of the Company.

     Any Company  director,  officer or Employee  who shall have been  expressly designated pursuant to the Plan to carry out specific Company responsibilities shall be acting on behalf of the Company. Any person or group of persons may serve in more than one capacity with respect to the Plan and may employ one or more persons to render advice with regard to any responsibilities such person has under the Plan.

     The Company shall create a Committee consisting of at least three Members. The Company shall from time to time designate the Members of the Committee and an alternate for each of such Members, who shall have full power to act in the absence or inability to act of such Member. The Committee shall appoint its own Chairman and Secretary, and shall act by a majority of its Members, with or without a meeting. The Secretary or an Assistant Secretary of the Company shall from time to time notify the Trustee of the appointment of Members of the Committee and alternates and of the appointment of the Chairman and Secretary of the Committee, upon which notices the Trustee shall be entitled to rely. The Committee shall have full power and authority to administer the Plan and to interpret its provisions. Any interpretation of the provisions of the Plan by the Committee shall be final and conclusive, and shall bind and may be relied upon by the several Participating Companies, each of their Employees, the Trustee and all other parties in interest. No Member of the Committee or alternate for a Member or director, officer or Employee of any Participating Company shall be liable for any action or failure to act under or in connection with the Plan, except for his or her own lack of good faith; provided, however, that nothing herein shall be deemed to relieve any such person from responsibility or liability for any obligation or duty under ERISA. Each director, officer, or Employee of the Company who is or shall have been designated to act on behalf of the Company and each person who is or shall have been a Member of the Committee or an alternate for a Member or a director, officer or Employee of any Participating Company, as such, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof (with the Company's written approval) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his or her lack of good faith; subject, however, to the condition that, upon the assertion or institution of any such claim, action, suit or proceeding against him or her, he or she shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that a Participating Company may have to indemnify him or her or hold him or her harmless.

     Brokerage commissions, fees and transfer taxes incurred in connection with the purchase or sale of Company Stock shall be paid by the Company. Brokerage commissions and transfer taxes on the purchase and sale of Common Stock Fund securities shall be paid from Common Stock Fund assets by the Trustee, and the expenses of any collective, common, or commingled fund in which Common Stock Fund assets may be invested pursuant to Paragraph 2 of
     Section XIII hereof shall be paid from the assets in such collective, common or commingled fund. Brokerage commissions and transfer taxes on the purchase and sale of Bond Fund securities and


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

     the expenses of the Bond Fund including, without limitation, investment management fees shall be paid from Bond Fund assets, and the expenses of any collective, common, or commingled fund in which Bond Fund assets may be invested pursuant to Paragraph 3 of Section XIII hereof shall be paid from the assets in such collective, common or commingled fund. Earnings credited to the account of the Trustee under the Bond Fund shall be net of such charges by the Bond Fund Manager as may be provided in such contract. Brokerage commissions and transfer taxes on the purchase and sale of Interest Income Fund securities shall be paid from Interest Income Fund assets by the Trustee and the expenses of any collective, common, or commingled fund in which Interest Income Fund assets may be invested pursuant to Paragraph 4 of Section XIII hereof shall be paid from the assets in such collective, common or commingled fund. All management fees, redemption fees and all other expenses of any mutual funds offered as an investment election under the Plan shall be paid from assets in such mutual funds or charged to the accounts of Members who elect to invest in such mutual funds. All other expenses of administration of the Plan, including expenses charged or incurred by the Trustee or the Company, shall be borne by the Company. Taxes, if any, on any Visteon Stock Fund Units, Common Stock Fund Units or Bond Fund Units held by the Trustee or income therefrom which are payable by the Trustee shall be charged against the Members' accounts as the Trustee and the Committee shall determine.

     The records of the Trustee, the Committee and the several Participating Companies shall be conclusive in respect of all matters involved in the administration of the Plan.

     The Plan shall be governed by and construed in accordance with the laws of the State of Michigan.

XXI. Termination, Suspension and Modification

     The Company, by action of its Board of Directors, or officers designated under Section XX hereof, may terminate or modify the Plan or suspend the operation of any provision of the Plan, as follows:

     1. The Company may terminate the Plan at any time or may at any time or from time to time modify the Plan, in its entirety or in respect of the Employees of one or more of the Participating Companies. The Company may at any time or from time to time terminate or modify the Plan or suspend for any period the operation of any provision thereof, in respect of any Employees located in one or more states or countries, if in the judgment of the Committee compliance with the laws of such state or country would involve disproportionate expense and inconvenience to a Participating Company. Any such modification that affects the rights or duties of the Trustee may be made only with the consent of the Trustee. Any such termination, modification or suspension of the Plan may affect Members in the Plan at the time thereof, as well as future Members, but may not affect the rights of a Member as to the continuance of investment, distribution or withdrawal of the Cash Value of Assets in the account of the Member as of the effective date of such termination, modification or suspension and Earnings thereon; provided, however, that the Company may, in the event of a termination of the Plan, direct the Trustee to distribute the assets in the accounts of Members in the Plan to such Members. Any termination or modification of the Plan or suspension of any provision thereof shall be effective as of such date as the Company may determine, but not earlier than the date on which the Company shall give notice of such termination, modification or suspension to the Trustee and to the Participating Companies any of the Employees of which are affected thereby.

     2. The provisions of the foregoing Paragraph 1 notwithstanding, the Company, by action of its Vice President-Human Resources, Vice President and Treasurer and Vice President-General Counsel and Secretary, at any time or from time to time may modify any of the provisions of the Plan in any respect retroactively, if and to the extent necessary or appropriate in the judgment of such officers of the Company to qualify or maintain the Plan and the trust fund established thereunder as a plan and trust meeting the requirements of
          Section 401(a) and 501(a) of the Internal Revenue Code of 1986, as now in effect or hereafter amended, or any other applicable provisions of Federal tax laws or other legislation, as now in effect or hereafter amended or adopted, and the regulations thereunder at the time in effect.

     3. Anything herein to the contrary notwithstanding, no such termination or modification of the Plan or suspension of any provision thereof may diminish the Cash Value of Assets in the account of a Member as of the effective date of such termination, modification or suspension.

     4. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Employee Member, former Employee, former Member, beneficiary or estate eligible under the Plan shall, if the Plan is then terminated, receive a benefit immediately after the merger, consolidation or transfer, which is equal to the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

XXII.Conditions on Participation of Subsidiaries of the Company

     The consent of the Company to the participation in the Plan of any Subsidiary of the Company may be conditioned upon such provisions as the Company may prescribe, including, without limitation, conditions as to (a) the instruments to be executed and delivered by such Participating Company to the Trustee, (b) the extent to which the Company shall act as representative of such Participating Company under the Plan, and (c) the rights of such Participating Company to withdraw from participation in the Plan and the effect of such withdrawal upon the Memberships and accounts in the Plan of Employees of such Participating Company.

XXIII. Member's Rights Not Transferable

     No right or interest of any Member under the Plan or in his or her account shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any other manner, except in accord with provisions of a qualified domestic relations order as defined by section 414(p) of the Internal Revenue Code of 1986 and section 206(d) of ERISA and further excluding devolution by death or mental incompetency; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Member under the Plan or in his or her account shall be liable for, or subject to, any obligation or liability of such Member.

XXIV. Designation of Beneficiaries

     1. A Member may file with the Company a written designation of a beneficiary or beneficiaries with respect to all or part of the assets in the Member's account. In the case of a married Member who dies, the Cash Value of Assets in such Member's account shall be delivered to such Member's surviving spouse unless the written designation of beneficiary designating a person or persons other than the spouse with respect to all or part of the assets in the Member's account includes the written consent of the spouse, witnessed by a notary public. A Member, if married, with such written consent of the spouse, may from time to time revoke or change any such designation of beneficiary.

     2. In the case of an unmarried Member who does not file a written designation of beneficiary, such Member shall be deemed to have designated as beneficiary or beneficiaries under the Plan the person or persons who are entitled in the event of the Member's death to receive the proceeds under the Company's Group Life and Disability Insurance Program if the Member is covered under such Program at the date of his or her death.

     3. In the event of the death of a Member, the Cash Value of Assets in his or her account under the Plan shall be delivered to, as applicable, such spouse or beneficiaries who shall survive the Member, in accordance with the applicable designation (to the extent effective and enforceable at the time of the Member's death) and the provisions of the Plan, subject to such regulations as the Committee from time to time may prescribe in respect of distributions to minors; provided, however, that if the Trustee or the Committee shall be in doubt as to the right of any such person to receive any of the cash value of such assets, the Trustee may deliver the same to the estate of the Member, in which case the Trustee, the several Participating Companies and the Committee and the several Members thereof and alternates for Members shall not be under any further liability to anyone. Except as hereinabove provided, in the event of the death of a Member, Cash Value of Assets in his or her account under the Plan shall be delivered to his or her estate.

XXV. Limitation on Contributions under Section 415 of the Internal Revenue Code

     Notwithstanding any other provision of the Plan, the sum of any Pre-Tax Savings and After-Tax Savings Contributions for any limitation year shall not exceed the applicable limits set by section 415 of the Internal Revenue Code and the regulations thereunder. For purposes of this Section XXV, "limitation year" shall mean the 12-month period beginning April 1.

XXVI. Transfer of Assets to or From the Plan

     A Member may elect to have the Plan accept a transfer from a savings plan of a Subsidiary where the Member was previously employed of any fully vested amounts, either in the form of cash or Company Stock, provided that such acceptance would not require the Plan to provide benefits in an amount or form not otherwise provided under the Plan in order to preserve an accrued benefit under the transferor plan. Amounts transferred would be invested in accordance with the Member's election among investment elections available under the Plan made at the time of election to have assets transferred. Thereafter, all such assets shall be subject to all provisions of the Plan applicable to any other assets credited to the accounts of Members. A Member who is no longer eligible to contribute to the Plan may elect to have transferred from the Plan all, but not less than all, assets in such Member's account under the Plan, either in the form of cash or Company Stock, to a savings plan of a subsidiary where the Member is currently employed, subject to acceptance by the transferee plan.

XXVII. Employee Stock Ownership Plan

     1. There is established in the Plan an employee stock ownership plan ("ESOP"). The ESOP consists of all the shares of Company Stock in the Plan at any time and from time to time including all the shares in the Visteon Stock Fund.

     2. The trustee of the ESOP shall be the Trustee of the Plan or such other qualified organization as the Company shall select (the "Trustee of the ESOP"). The Trustee of the Plan and the Trustee of the ESOP shall hold, invest, transfer and distribute the shares of Company Stock and all other assets in the ESOP in accordance with the provision of this
          Section XXVII and the Plan. In the event the Company selects an organization other than the Trustee of the Plan to be Trustee of the ESOP, their duties under the ESOP shall be allocated between them as hereinafter provided or in accordance with the provisions of the trust agreements appointing such Trustee of the Plan and Trustee of the ESOP.

          (i)  The  Trustee  of  the  ESOP,  upon  the  receipt  of  appropriate instructions from the Company, is authorized to borrow such amount from such persons, including the Company, as the Trustee of the ESOP shall determine. The loan shall provide for repayment, within such period as the Trustee of the ESOP shall have selected, and shall be payable on such other terms as the Trustee of the ESOP in its sole discretion shall determine. The interest rate of a loan must not be in excess of a reasonable rate of interest.

          (ii) The proceeds of any such loan shall be used by the Trustee of the ESOP to purchase as soon as practicable shares of Company Stock in accordance with the provisions of Section XVII hereof. The Trustee of the ESOP is authorized to pledge such stock as security for payment of such loan. The loan shall be without recourse against the ESOP.

     3. The Trustee of the ESOP shall hold the shares of Company Stock so purchased in the Plan in a suspense account unallocated until such time as all or part of the related loan and interest thereon is paid as hereinafter provided. The Trustee of the ESOP shall vote shares of Company Stock in the suspense account in its discretion, notwithstanding the provisions of Section XVIII hereof.

     4. The Trustee of the Plan and the Trustee of the ESOP shall apply dividends paid on Company Stock held in the ESOP with respect to which a loan was taken, including shares held in the Visteon Stock Fund, to payment of such loan made in accordance with Paragraph 3 hereof and interest thereon.

          In the event that such dividends paid on Company Stock are not sufficient to enable the Trustee of the ESOP to make any payment on such loan the Trustee of the ESOP shall sell shares of Company Stock held in the suspense account in an amount necessary to permit such payment provided, however, that the Company may elect to make an additional contribution to the Plan by making payment to the Trustee of the ESOP in an amount sufficient to enable the Trustee of the ESOP to make all or part of such payment without selling shares of Company Stock held in the suspense account.

          In the event that such dividends paid on Company Stock and the amount realized from the sale of Company Stock held in the suspense account are not sufficient to enable the Trustee of the ESOP to make any payment on such loan, the Company shall make an additional contribution to the Plan by making payment to the Trustee of the ESOP in an amount sufficient to enable the Trustee of the ESOP to make such payment or shall pay such amount to the lender.

     5. The shares held in the suspense account shall be released from the suspense account to the Trustee of the Plan in an amount that bears the same ratio to the total number of shares in the suspense account as the amount of principal and interest paid on the loan bears to the total amount of principal and interest outstanding. The Trustee of the Plan shall allocate such shares so released to the Visteon Stock Fund and the accounts of Members who have elected to invest in the Visteon Stock Fund shall be adjusted as if the dividends paid on Company Stock with respect to shares held in the Visteon Stock Fund had been used to acquire shares of Company Stock in the open market on the last day of the month preceding the date such shares are released from the suspense account.

          To the extent that the number of shares released from the suspense account at any time is less than the number that would be required for allocation to the Visteon Stock Fund if the dividends paid on Company Stock had been used to acquire shares of Company Stock in the open market at the closing price on the New York Stock Exchange on the dividend payment date, the Company shall make an additional contribution to the Plan in an amount sufficient to permit the Trustee of the ESOP to acquire additional shares so that the value at the closing price on the dividend payment date of the shares released to the Trustee of the Plan plus cash, if any, shall equal the dividends paid by the Trustee of the Plan with respect to Company Stock to the Trustee of the ESOP.

          To the extent that the number of shares released from the suspense account at any time exceeds the number that would be required if the dividend paid on Company Stock had been used to acquire shares of Company Stock in the open market, the excess shall be held by the Trustee of the ESOP and released at the end of the calendar year to the Trustee of the Plan for an addition to the Visteon Stock Fund and allocation of additional units in the Visteon Stock Fund to the accounts of Members in an amount proportional to the number of Visteon Stock Fund units in their accounts.

     6. Contributions to the ESOP for any eligible Employee who is a highly compensated Employee shall be limited to the extent required under the principles described in Section IV with respect to Pre-Tax Savings Contributions.

     7. The Committee is authorized to make such adjustments in the administration of the Plan and the ESOP as it deems necessary, appropriate or desirable to carry out the purposes and intents of this
          Section XXVII.

     8. In the event that any or all of the tax benefits available under the tax laws on the effective date hereof are restricted or eliminated, as determined by the Company, the Trustee of the ESOP is authorized upon direction by the Company to sell upon such terms, at such times and to such persons, as the Trustee of the ESOP in its sole discretion shall determine, any or all of the shares of Company Stock in the suspense account and to use the proceeds of such sale to pay all or part of the loan balance outstanding, together with interest thereon. Any excess shares in the suspense account at such time shall be allocated as provided in Paragraph 6 hereof.